UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Dynamic Aerospace Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3753 Plaza Dr Ann Arbor, MI	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 734-773-3776

____________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 — Other Events

On August 10, 2026  Dynamic Aerospace Systems (“DAS”) (OTCQB: BRQL), filed its 2026 Q-2 Quarterly Report for the fiscal year ended June 30, 2026, with the Securities and Exchange Commission. In connection with the filing, the Company is furnishing a shareholder letter from Kent B. Wilson, Chief Executive Officer, which is incorporated herein by reference.

Dear Shareholders and Future Investors,

The second quarter of 2026 marked another important period of progress for Dynamic Aerospace Systems as we continued to advance our technology platforms, expanding strategic relationships and positioning the Company for future growth.

On April 30 we disclosed our Drone Days Demo for the Arizona Department of Public Safety. In May were able to attend the Xponential Expo in Detroit with Unusual Machines and were able to demonstrate our Mitigator class of drones.That was followed by hosting a high-level Japanese delegation at our Michigan facilities that included Mitsubishi Heavy Industries, Kawasaki Heavy Industries, Subaru, NEC, IHI, and other Japanese defense leaders after the DPS Drone Expo.  The visit provided an opportunity to demonstrate our technology platforms, discuss potential applications, and begin exploring future collaboration opportunities within the Japanese market. We have subsequently been invited to continue those discussions and demos in Japan and management is evaluating participation as schedules and strategic priorities permit.

Throughout the quarter we continued to drive tangible momentum:

•	In collaboration with the Arizona Department of Public Safety, we hosted a multi-agency Drone Demo Expo as demand accelerates for U.S.-manufactured UAV systems.
•	We delivered Breacher/Mitigator Quad and Hex tactical drone systems to the Arizona Department of Public Safety for operational evaluation.
•	We integrated Unusual Machines NDAA-compliant components into our Mitigator/Breacher tactical drone platform.
•	We expanded our autonomous logistics and UAV intellectual-property portfolio with three new provisional patent filings.

Building on our momentum:

Subsequent to June 30, 2026, we have continued to build on this momentum, most notably:

•	We presented at RedChip’s “Vertical Economy: The Race to Dominate the Skies” Virtual Investor Conference, with the conference replays now available.
•	Most recently, we partnered with Flightbox, Inc. to advance autonomous medical drone logistics for healthcare, government, and commercial markets.

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Ultimately, we believe success will be measured against our ability to innovate, execute, generate sustainable revenue and create long-term value for shareholders. But numbers alone won’t tell the full story. The road to success is always laid down with grit, determination, and ingenuity. At DAS we've assembled a multidisciplinary team that combines aerospace engineering, autonomous systems development, manufacturing, software, military experience, and public-company leadership. Our leadership and Board include executives with backgrounds spanning Honeywell Aerospace, FedEx, and other leading organizations. We believe this depth of experience positions us well as we continue executing our long-term strategy.

Understanding Our Financial Performance and Operational Progress

For the quarter ended June 30, 2026, the company reported a GAAP net loss of $2.18 million. While this figure accurately reflects required accounting treatment under U.S. GAAP standards, it is important for shareholders to understand that a meaningful portion of the reported loss consisted of non-cash accounting entries rather than actual operational cash expenditures during the quarter. Non-cash items included in the GAAP net loss are as follows:

Line Item	Amount
GAAP net loss (three months ended June 30, 2026)	$2,180,000
Less: non-cash items excluded from Adjusted Operational Loss:
Depreciation and amortization	$(86,000)
Stock-based compensation	$(559,000)
Amortization of debt discount	$(223,000)
Financing-related accounting costs	$(298,000)
Gain on fair value adjustment of derivative liabilities	$105,000
Total non-cash adjustments, net	$(1,061,000)
Adjusted Operational Loss (non-GAAP)(1)	$1,119,000
S-1 registration and national exchange up-listing(2)	$(27,800)
Adjusted Operational Loss, as normalized (non-GAAP) (2)	$1,091,200
Divide by: months in period	3
Adjusted Operational Loss, as normalized per month (non-GAAP) (2)	$363,733

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1.

“Adjusted Operational Loss”, “Adjusted Operational Loss, as normalized” and “Adjusted Operational Loss, as normalized per month” are non-GAAP financial measures. The Company defines Adjusted Operational Loss as GAAP net loss adjusted to exclude depreciation and amortization, stock-based compensation, amortization of debt discount, financing-related accounting costs, and the non-cash adjustments to fair value of derivative liabilities. S-1 registration and up-listing normalizing items relate to legal, accounting, and advisory costs incurred in connection with these discrete capital-markets initiatives, which management believes are separately identifiable from, and not indicative of, the costs incurred in the Company's core UAV design, manufacturing, and commercialization operations

Management believes Adjusted Operational Loss provides useful information to investors because it reflects the Company's operational cash utilization during the period, exclusive of non-cash accounting entries, which management believes is a meaningful supplement to GAAP results given the Company's pre-revenue stage and ongoing capital-markets initiatives. Management uses Adjusted Operational Loss internally for internal budgeting and forecasting, assessing cash needs in connection with capital-markets and up-listing initiatives.

Adjusted Operational Loss is not a measure of financial performance under GAAP, should not be considered in isolation or as a substitute for net loss or other measures of financial performance prepared in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.

2.

Management believes it is useful to investors to identify costs related to S-1 registration and a national exchange up-listing separately because these costs are being incurred in connection with a discrete corporate initiative — the Company's registration statement and pursuit of a national securities exchange listing — rather than in the ordinary course of the Company's core operations. The Company expects the magnitude of these costs to decline once the registration statement is declared effective and the up-listing process is complete, although the Company may continue to incur legal, accounting, and compliance costs of this general nature as a public company, and there is no assurance as to the timing of completion of either process

These accounting charges are required under GAAP but do not directly reduce the company’s operating cash position in the same way as payroll, manufacturing, engineering, advertising and demonstrations, travel, or vendor payments.  In addition, the quarter included a non-cash accounting gain of approximately $105,000 related to the fair value adjustment of derivative liabilities. While this reduced the reported accounting loss, it also did not provide operational cash to the company. After adjusting for these items, the company’s total net non-cash impact for the quarter was $1.06 million. The quarter also continued to include legal, accounting, compliance, and related expenses associated primarily with ongoing S-1 activities, and capital-markets preparation. After normalizing these items, management estimates the company’s adjusted operational loss for Q2 2026 was $1.1 million, or roughly $364,000 per month. Importantly, this reflects the continued scaling of operations following the 2025 asset acquisitions, including full-period salaries for the expanded team, while management remains focused on directing spending toward strategic initiatives, customer engagement, demonstrations, intellectual-property development, and sales activities that we believe can create long-term shareholder value. We believe it is important for shareholders to evaluate the company not only through traditional GAAP reporting metrics, but also through the lens of operational cash utilization, strategic investment positioning, intellectual property development, customer engagement, and long-term growth initiatives as we continue transitioning Dynamic Aerospace Systems into a scalable aerospace and autonomous systems platform.

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Capital Markets and Exchange Uplisting Initiatives

During the second quarter, the company continued advancing its broader capital markets strategy, including ongoing efforts to position Dynamic Aerospace Systems for a potential future uplisting to a major national exchange such as the NYSE American.

As part of these initiatives, the company continued to incur legal, accounting, compliance, and up-listing related expenses associated with strengthening its public-company infrastructure and preparing for future capital-markets opportunities.  Management continues to evaluate these initiatives as market conditions evolve and will provide additional updates as appropriate. Management believes these efforts represent important foundational steps toward increasing institutional visibility, improving long-term market accessibility, enhancing shareholder awareness, and positioning the company for future growth and financing opportunities as the business continues to mature.

In closing, none of this progress happens without the people behind it. I want to thank our team for the dedication they've shown this year, our working partners at Drops Smart Hubs, Potomac River Group, Unusual Machines, Noon Fulfillment (UAE), Flightbox and others for their continued collaboration, and our shareholders for the trust and support that make this work possible. We remain early in the Company's development, but we believe the progress achieved during the quarter provides a solid foundation for continued execution.  We look forward to updating you on our continued progress in the quarters to come.

Best regards,

Kent Wilson

CEO / Chairman of the Board

About Dynamic Aerospace Systems (DAS): Dynamic Aerospace Systems is a Nevada-incorporated business dedicated to developing innovative aerospace technologies, with a focus on advanced drones (UAVs) for military defense and commercial applications. Committed to engineering excellence and strategic partnerships, DAS delivers reliable, high-performance solutions to meet the evolving needs of the aerospace industry. The Company’s common stock is traded on the OTCQB Market under the ticker symbol “BRQL.” For more information about DAS, visit: https://www.dynamicaerosystems.com/investor-relations/why-dynamic

Contact Information:

Dynamic Aerospace Systems (DAS)

3753 Plaza Dr, Ann Arbor, MI 48108

Investor Relations: ir@dynamicaerosystems.com

Media Inquiries: media@dynamicaerosystems.com

Follow DAS news and updates:

X: https://x.com/DynamicAeroSys

LinkedIn: https://www.linkedin.com/company/dynamic-aerospace-systems/

BlueSky: https://bsky.app/profile/dynamicaerosys.bsky.social

Facebook: https://www.facebook.com/profile.php?id=61572730386312

StockTwits: https://stocktwits.com/symbol/BRQL

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Forward-Looking Statement:

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's business strategy, product development, customer evaluations, partnerships, intellectual property, regulatory approvals, anticipated demonstrations, capital markets activities, potential exchange uplisting, financing initiatives, sales opportunities, market expansion, and future operating performance. These statements are based on management's current expectations, estimates, and assumptions and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ include, among others, the Company's ability to obtain additional financing, execute its business strategy, secure customer contracts, successfully commercialize its technologies, complete regulatory and certification processes, satisfy exchange listing requirements, maintain strategic relationships, and general economic, industry, and market conditions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this letter. Except as required by applicable law, Dynamic Aerospace Systems undertakes no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

99.1	Press Release dated August 10, 2026, titled “Dynamic Aerospace Systems Reports Second Quarter 2026 Financial Results and Provides Shareholder Update”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Aerospace Systems Corporation

Date: August 10, 2026	/s/ Kent Wilson
By: Kent Wilson
Title: CEO / Chairman of Board

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